“Delivering Profitable Growth and Performance”
Dresdner Kleinwort Wasserstein German Investment Seminar 2007 January 8-10, 2007

Successful development since E.ON’s creation 2000-2003 Transformation into a Focused Energy Company
2003-2005 Integration and Performance since 2005 Growth in the Energy Business Adjusted EBIT1 in million € 2001 3,352 2002 4,258 2003 5,707 2004 6,787 2005 7,333 9M 2006 6064 1 Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report 2005, p. 37, and prior annual reports as far as available.

Operational improvement in the energy business - A continuing group-wide process to create further value in million € 2003 251 2004 340 2005 302 Jan-Sep 2006 132 Achieved until Sep. 2006 1,025 Target 2003-06 1,000 €1 Operational improvement of 1bn€1 through: Operational excellence (e.g. best practice transfer in generation, trading and retail, interface optimization in overhead) Integration synergies (e.g. TXU, E.ON Ruhrgas) Further cost savings (e.g. procurement savings, contract re-negotiations) Already achieved 1,025m €2 until September 30th, 2006 One off costs of 430m €3 over 3 years to achieve operational improvement 1) Equivalent U.S.-GAAP target: Net income of 650m € 2) Non-GAAP financial measure; cost reductions led to a roughly 667m € increase in consolidated net income (after taxes and minority interests) 3) Equivalent U.S.-GAAP target: Net income of 280m €

Value creation through focus on performance improvement 12% 10% 8% 6% 4% 2% 0% 2001 9.6% 2002 9.2% 2003 9.9% 2004 11.5% 2005 12.1% ROCE1 Cost of Capital 1. Non-GAAP financial measure; for derivation see Annual Report 2005, p. 38-39, and prior annual reports as far as available.

The drivers of value-enhancing growth Power generation Delopment of gas infrastructure: Pipelines and gas storage Upstream & LNG Entry and growth in new markets Eastern Europe Turkey Russia Public offer for Endesa

Summary of 2007-09 investment plan in billion € Financial investments 2.9 Other 1.3 Gas storage, upstream & LNG 2.4 Electricity & gas networks 7.3 Power generation 11.4 U.S. Midwest 2.1 Nordic 2.7 U.K. 4.3 Pan-European Gas 4.7 Central Europe 11.5 Growth 13.0 Maintenance & replacement 12.3 Fixed assets € 22.4 bn Power generation € 11.4 bn Maintenance & replacement € 5.9 bn Growth € 5.5 bn Electricity & gas networks € 7.3 bn Maintenance & replacement € 5.3 bn Growth € 2.0 bn Gas storage, upstream & LNG € 2.4 bn Upstream & LNG € 1.2 bn Gas storage € 1.2 bn Other € 1.3 bn Financial investments € 2.9 bn Stake in Yushno Russkoje € 1.2 bn Turkey & Romania € 0.9 bn Put option ZSE € 0.4 bn Other € 0.4 bn Total investments € 25.3 bn

All external growth opportunities are subject to E.ON’s strict strategic and financial investment criteria Strategic criteria Market attractiveness (returns, growth, regulation, country risk) Target attractiveness (asset quality, market position, management quality) Value creation potential (cost reduction, integration benefits, transfer of best practice) Financial criteria Earnings enhancing in the first full year after acquisition Returns exceeding cost of capital three years after acquisition in general Not endanger overall group performance targets

Major planned investments in power plants over 2007-091 U.S. Midwest Trimble County 2 Coal 750 MW Start 2010 Grain CCGT 1200 MW Start 2009 Kingsnorth Coal 1600 MW Start 2012/13 Supercritical coal2 Coal 400 MW Start >2014 Staudinger 6 Coal 1100 MW Start 2012 Livorno Ferraris CCGT 800 MW Start 2009 Oskarshamn (upgrade) Nuclear 430 MW Start 2008/12 Malmö Gas CHP 440 MW Start 2009 Maasvlakte 3 Coal 1100 MW Start 2012 Datteln 4 Coal 1100 MW Start 2011 Gönyü 1 CCGT 400 MW Start 2010 Other projects Eastern Europe Irsching 5 CCGT 800 MW Start 2009 Irsching 4 CCGT 530 MW Start 2011 1. Excluding renewables 2. Site still to be decided.

Gas demand in Western Europe1 is growing while domestic production is declining in bcm 535 7% 11% 26% 14% 6% 8% 28% 20054 570-610 8% 12% 9% 25% 12% 4% 7% 23% 2010 635-685 9% 11% 11% 11% 24% 11% 5% 19% 2015 675-730 22% 10% 11% 7% 23% 9% 16% 2020 Supply gap Advanced projects3 Other non-EU imports Algeria Russia3 Norway Other internal EU trade Netherlands Indigenous production for domestic use 10% 18% 18% 19% LNG-share in imports E.ON’s response to Europe’s increasing reliance on gas imports2 Long-term gas import contracts remain backbone of security of supply Equity gas to cover part of E.ON’s supply needs Contribution to necessary development of gas import infrastructure Growth in LNG business to diversify supply sources 1. EU-25 + Romania, Bulgaria, Turkey, Norway and Switzerland 2. Basis for imports: contracted volumes and prospective contract prolongations 3. Russia without volumes via the North European Gas Pipeline (NEGP) which are included in advanced projects 4. Provisional data for 2005 Source: E.ON Ruhrgas

E.ON

E.ON's gas upstream strategy: Strengthen and diversify supply

Long term targets:

- Build gas upstream position of up to ~ 15 - 20% of the E.ON Ruhrgas supply portfolio
- Target regions: North Sea (UK, Norway), Russia. Africa & Middle East under evaluation in combination with LNG

Implementation status:

- E.ON Ruhrgas gas supply 2005: ~ 59 bcm
- Gas production from North Sea: Up to 5% of current E.ON Ruhrgas supply[1]
- Gas production from Russia: Up to 10 % of current E.ON Ruhrgas supply[2]

British North Sea



Sleipner
St. Fergus
Scoter
Elgin
Glenelg
Draupner
Stavanger
Norway
Franklin
Edingburgh
Ekofisk
Danmark
Nybro
SEAL
Teesside
Johnston
Hunter
Ravenspurn North
Minke
Orca
Dimlington
Theddlethorpe
UK
Bacton
Emden

Norwegian North Sea



Skarv
Norne
Viktoria
Åsgard
Heidrun
Kristin
Haltenbanken
Vest
Mikkel
Njord
Draugen
Ormen Lange
Tjeldbergodden
Njord
Norwegen
Groß-britannien
Dänemark
Deutschland

Russia



FSU
Novoport
Jamburg
Kharvuta
S.-Urengoy
Urengoy
Zapoljarnoje
Medvezhje
Jamsovey
Yushno Russkoje

1. When all gas fields of E.ON Ruhrgas UK North Sea Ltd. are in production
2. When Yushno Russkoje has reached plateau production

10

Framework agreement between E.ON and Gazprom on upstream/downstream asset swap E.ON and Gazprom agree on the joint development of the Russian gas field Yushno Russkoje - Gazprom receives participations in E.ON’s Hungarian assets E.ON receives 25% - 1 share in Yushno Russkoje1 Gazprom receives 50% - 1 share in E.ON Földgáz Trade and E.ON Földgáz Storage and 25% + 1 share in E.ON Hungária, which holds E.ON’s gas and power distribution & retail businesses in Hungary Gazprom participations subject to approval of relevant Hungarian and EU authorities Final agreement intended to be signed by the end of the year 1. Via 25% - 1 share in Severneftegazprom, i.e. the license holder for Yushno Russkoje

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E.ON contributes to the necessary development of Europe's gas import infrastructure

Nord Stream (Northern European Gas Pipeline)

Construction of two parallel pipelines with a capacity of 27.5[1] bcm each (55[1] bcm in total). Investment (100%) of € 2.0 – 2.4 bn for the first line, and of ≥ € 4 bn for both. Commissioning of the first line in 2010. E.ON's share 24.5%.

BBL

Construction of a new pipeline with a capacity of 16.5 bcm between Balgzand in the Netherlands and Bacton in the UK. Completion at the end of 2006. E.ON's share 20%.

Interconnector

Increase of the capacity of the Interconnector from 8.5 bcm to approx. 23.5 bcm by late 2006. E.ON's share 23.6%.


Gas field
Existing transit pipeline
Proposed or under construction
Barents Sea
Kara Sea
Yamal
Stockmann
Kharasavey
Bovanenko
Yamburg
Urengoy
Medvezhye
Yamsovey
Zapolyarnoye
Nord Stream
BBL
nterconnector
Orenburg
Karachaganak
Astrakhan
Shatlyk
Shurtan
Sovetabad/
Dauletabad

1. Based on 10.3 kWh/m^3, 20° Celsius

12

E.ON is planning its first German LNG project in Wilhelmshaven as well as the construction of an LNG terminal on Krk Wilhelmshaven Technical design study initiated after positive conclusion of feasibility study Capacity planned 10 bcm/a Investment (100%) estimated at around € 0.7 bn Commissioning expected for 2010 or 2011 Krk Alliance agreement between E.ON Ruhrgas and Adria LNG to study the feasibility of an LNG terminal on the island of Krk in Croatia Capacity envisaged approx. 10 bcm/a Commissioning planned for end 2011 Planned inclusion of LNG imports in line with E.ON‘s strategy to broaden the basis for gas supplies

Turkey - First privatizations in 2007 1st Privatisation round Potential sale of private stake Customers Electricity consumption 1. Istanbul Anadolu 2.8 m 8 TWh 2. Sakarya 1.9 m  6 TWh 3. Baskent Ankara 1.3 m 4 TWh Market size 600 TWh 400 200 0 2005 2025 D F I E TR PL CZ RO HU New build requirements 100 GW 80 60 40 20 0 Max. Load Generation capacity New - Thermal New - Hydro Current - Hydro Current - Thermal 2005 2010 2015 2020 2025

Russia - Growth opportunities in power generation Potential regions: North West Central Volga Urals/Western Siberia Characteristics for the regions: Privatization of generation planned 2007/08 Strong industrialization and profound growth perspectives in power demand Lack of generation and aging capacity lead to significant shortages Fuel market supposed to be balanced until 2011 (access to diversified fuel sources ) An aging generation structure …(%) 0 5 10 15 20 25 30 35 17.5 6.0 31.0 25.0 25.0 33.0 18.0 25.0 5.0 7.0 > 40 years > 30 years > 20 years > 10 years < 10 years Hydro Plants Thermal Plants Source: Infoline … cannot be matched with today’s system (GW) Rejected requests for new customer connections 0 10 20 30 40 50 60 70 2004 2005 2006E 2007E 2008E 2009E 2010E 2011E New connections Capacity deficit at 2% growth Capacity deficit at 4% growth Capacity deficit at 6% growth rate Source: IES Therefore, substantial capacity new build is required (GW) 0 2 4 6 8 5.8 1.6 2.5 3.9 6.6 7.2 1995-2005 2006E 2007E 2008E 2009E 2010E Source: RAO UES, Infoline

The combination of E.ON and Endesa will create the world’s leading power and gas company Global scale Europe1 327 TWh power generation 515 TWh power sales 931 TWh gas sales 41 million customers2 The Americas1 94 TWh power generation 93 TWh power sales 13 million customers Diversified earnings3 EBITDA Iberia 20% UK 9% Nordic 7% Italy/France 5% European Gas 12% Latin America 11% US 4% Central Europe 32% Diversified generation4 TWh Nuclear 25% Hydro 16% Gas/Oil 17% Other 1% Coal 40% 1. 2005 figures 2. Majority controlled customers 3. Adjusted EBITDA for E.ON; EBITDA for Endesa 4. Generation mix (TWh) as of 2004 Sources: Endesa presentations and reports; E.ON

The combined Pan-European presence will provide new value creation opportunities and is in line with EU vision European markets emerging Regional power markets European gas market European CO2 market Global LNG and coal markets EU Vision: One European market Priority Axes identified by the EC TENS Program for power transmission strengthening Nordic market Baltic market Eastern Europe Market SE Europe Market Italian market zone Iberian market Mibel Western Europe Market GB/IRL market

E.ON gains access to significant new growth potential Developed & moderate growing markets with E.ON presence USA CEE1 GER UK SWE2 AAA BB+ to A AAA AAA AA+ Average annual growth rate of power generation 2001-04 S&P country rating Complemented by faster growing markets with Endesa presence ESP LatAm3 ITA FRA AAA B- to A AA- AAA 1. CEE includes Czech Republic, Slovakia, Hungary, Poland, Romania, and Bulgaria 2. 2000 to 2004 3. LatAm (Latin America) includes Chile, Argentine, Brazil, Columbia, and Peru Source: BP Statistical Review 2005

E.ON’s offer for Endesa: main next steps Outcome of appeal to the Ministry of Industry regarding CNE decision P 3 Nov 2006 CNMV Approval P 16 Nov 2006 Withdrawal of court injunctions against Gas Natural's offer Withdrawal of Gas Natural's offer Offer(s) put to Shareholders - Start of acceptance period Final bids from E.ON and Gas Natural in 'sealed envelope' Endesa General Meeting - Changes in By-Laws End of Acceptance Period

Returning value to E.ON shareholders +18.5% +9.4% +14.3% +17.5% +17% 1.35 € 1.60 € 1.75 € 2.00 € 2.35 € 2.75 € 2000 2001 2002 2003 2004 2005 € 4.6 bn of dividends paid out in 2006 The 2005 ordinary dividend of € 2.75 per share (€ 1.8 bn) corresponds to a payout ratio of 49%. Special dividend of € 4.25 per share (€ 2.8 bn) paid additionally in May 2006 to return the value of our Degussa stake to our shareholders. Commitment to achieving a payout ratio of 50% to 60% of adjusted net income by 2007.

E.ON Group - Outlook 2006 Expected adjusted Group EBIT To be above the high level of 2005 Expected adjusted EBIT by Market Units: Central Europe To be above 2005 level Pan-European Gas To markedly exceed 2005 level U.K. To be significantly higher than 2005 figure Nordic To be significantly below 2005 strong figure U.S. Midwest To slightly exceed 2005 level Expected net income Not to repeat extraordinary high 2005 level

E.ON’s proven management philosophy Performance & Integration Continued drive for better performance across all markets Integration of the acquired business a priority Standardized processes across businesses, maximizing efficiency Focused investments Strengthen the integrated power and gas business in existing markets Expanded platform for growing the business organically and through focused investments Active portfolio management Continue to manage actively the portfolio Constant review of portfolio with respect to strategic fit and value creation Financial discipline Strict financial discipline Continued commitment to a strong balance sheet

Our vision: “E.ON - the world´s leading power and gas company”

Back-up Charts

E.ON Group - Transformation into a pure energy group almost completed1) in billion € Acquisitions Transaction Volume Closing Date Powergen/LG&E 15.3 07/02 Ruhrgas (100%) 11.2 01/03 TXU retail business 2.5 10/02 E.ON Energie (Sydkraft, EDASZ, ZSE, Thüga stakes, EAM, EMR, HeinGas, EZH, Espoon Sähkö, EWW, NRE) 10.1 Graninge 1.1 11/03 Midlands Electricity 1.6 10/03 Distrigaz Nord 0.3 06/05 Bulgaria Power Distributors 0.2 10/04 Moldova 0.1 09/05 Caledonia Oil and Gas Ltd. 0.7 11/05 MOL Gas Trade and Storage 1.1 03/06 44.2 Divestments Transaction Volume Closing Date E-Plus 4.3 02/00 Cablecom 1.0 03/00 Gerresheimer Glas 0.5 07/00 VEBA Electronics 2.6 10/00 VIAG Interkom 11.4 02/01 Orange 1.8 11/00 VEBA Oel 6.8 07/02 Klöckner & Co 1.1 10/01 VAW aluminium 3.1 03/02 Degussa 5.7 02/03 Stinnes 2.8 10/02 Schmalbach-Lubeca 2.3 12/02 Bouygues Telecom 1.1 12/03 Gelsenwasser 0.9 09/03 Viterra Energy Services 0.9 06/03 swb 0.3 11/03 EWE 0.5 01/04 VNG 0.8 01/04 Union Fenosa 0.2 01/04 Degussa (3.62%) 0.3 05/04 Viterra 7.0 08/05 Ruhrgas Industries 1.5 09/05 Degussa (42.86%) 2.8 07/06 59.7 1. Only major transactions Total transaction volume: approx. € 104 billion

Significant growth steps since 2003 Small and medium size investments of more than € 7 bn Upstream-Projects in the North Sea, including Caledonia, Njord Acquisition of Graninge Consolidation of Czech downstream activities Acquisition of MOL Gas Trade and Storage Entered the Romanian power and gas markets Entered the Bulgarian power market Investments in Italy (especially Thüga in Northern Italy; recently CCGT plant in Livorno) Expansion of German gas infrastructure to increase supply to UK/IT NRE Energie Share increase Interconnector; BBL gas pipeline Acquisition of Midlands Electricity Enfield gas-fired power station Construction of off-shore wind power

Development of electricity prices in selected markets EEX, UK, Nord Pool, French and US Forward prices Cal 2007 Last 12 Months November 2006 20 30 40 50 60 70 80 90 1/11/05 12/06 1/5/06 1/8/06 1/11/06 01.11 16.11 Key drivers UK forward prices appear to be driven mainly by the UK natural gas and CO2 prices. Nordic forward prices appear to be driven mainly by the hydrological situation and CO2 prices. Mainland European forward prices appear to be driven by coal and CO2 prices. US forward prices appear to be driven by US gas prices. Legend UK Cal 07 Base Load (EUR/MWh) French Cal 07 Base Load (EUR/MWh) EEX Cal 07 Base Load (EUR/MWh) Nord Pool Cal 07 Base Load (EUR/MWh) US Cal 07 Base Load (EUR/MWh)

Europe - Coal- and CO2-prices Coal, ARA - Last 12 months November 2006 USD/t 40 50 60 70 80 90 CO2-Price-Index (NAP 1 + 2) - Last 12 months November 2006 Eur/t 5 10 15 20 25 30 35 1/11/05 1/12/05 1.1.06 1.3.06 1.4.06 1.5.06 1.6.06 1.7.06 1.8.06 1.9.06 1.10.06 1.11.06 1.11.06 8.11.06 15.11.06 22.11.06 29.1.06 Key Messages Coal - Coal prices decreased in the first three weeks of November as a result of mild weather, reduced coal demand for power generation and an improved hydrological situation in Europe. In the last week of November, prices recovered sharply due to increased prices in the Pacific coal market and higher freight rates. Freight - Freight rates increased on the back of high demand for shipments into China and loading congestions in Australia. CO2- CO2 prices for NAP-I and NAP-II have decoupled in November. CO2 prices for NAP-I decreased mainly as a result of new EU banking rules from NAP-I to NAP-II which have made NAP-I even more oversupplied. CO2 prices for NAP-II increased as the EU is said to cut allocation volumes in and apply common standard to the submitted NAPs. Legend Coal forwards for year+1 (2006/2007) Coal forwards for year+2 (2007/2008) CO2-Price-Index (2006) - NAP-1 phase CO2-Price-Index (2008) - NAP-2 phase 1) Gas-fired plants emit less CO2 than coal-fired plants. Therefore, lower demand for CO2 allowances is expected.

Coal, CO2 and German power prices EUR/t (coal), EUR/MWh (power) 45 50 55 60 65 70 10 15 20 25 30 35 1.4.06 15.4.06 29.4.06 13.5.06 27.5.06 10.6.06 24.6.06 8.7.06 22.7.06 5.8.06 19.8.06 2.9.06 16.9.06 Coal API#2 Yr 2007 EEX Base Yr 2007 CO2 (current year)

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Regulation of network charges in Germany


E.ON Hanse
E.ON Westfalen Weser
E.ON Mitte
E.ON edis
E.ON Avacon
E.ON Thüringer Energie
E.ON Bayern

Difference between allowed and requested network fees

network fees	Electricity	Gas
E.ON Netz[1]	-16%[2]	-
E.ON Avacon	-5% / -13%	10.7% / -16.5%
E.ON Bayern	-12%	t.b.a.
E.ON Edis	-14%	-9.8%
E.ON Hanse	-11%	-8.7%
E.ON Mitte	-14%	-11%
E.ON Thüringer Energie	-14%	-9.5%
E.ON Westfalen-Weser	-12%	-9.8%

- Differing interpretations of new rules, with BNetzA unduly disadvantaging network operators.
- Main points of contention with BNetzA:
  - Calculation of the equity portion of the asset base
  - Valuation of the fixed assets
  - Treatment of the trade tax
- Estimated ~€ 0.7 bn negative impact on 2006 adjusted EBIT, mainly within market unit Central Europe.
- Outlook for market unit Central Europe takes regulatory risks into account. Adjusted EBIT expected to be higher in 2006.

1. Electricity network only
2. 9% compared to status quo

30

Regulation in Germany - Substantial negative impact on Group adjusted EBIT due to reductions in network charges Nine Months in million € 537 60 477 519 46 473 Power Gas 18 14 4 E.ON Group Central Europe Pan-European Gas 537 4 533 519 4 515 Provisions for retroactive application Lower network charges 18 E.ON Group Central Europe Pan-European Gas

Regulation-induced impairments on gas distribution activities Nine Months in million € 547 359 188 E.ON Group € 227m on own networks and € 24m on other shareholdings 251 251 Central Europe Other shareholdings at Pan-European Gas 296 108 188 Pan-European Gas Thüga shareholdings in municipal distribution network operators EBIT-effective Non-operating

Germany - Regulation of network fees Gas transmission: exemption from cost regulation accepted if grid-to-grid competition in transmission can be proved. Gas distribution and electricity: calculation of allowed costs largely identical. Cost of Capital: Return on equity 6.5% real (electricity) and 7.8% real (gas distribution) post trade tax; for new investment: 7.91 % nominal (electricity) and 9.21% nominal (gas distribution) post trade tax. Maximum level of accepted equity ratio for cost calculation: 40%. Corporate tax allowance to be fully included with implementation of incentive regulation. Cancellation of netting out of accumulated regulatory depreciation and re-investment. Benchmarking of network charges of “comparable” network operators.

BNetzA concept for incentive regulation in Germany Start expected in 2008 Regulatory cost review for setting of initially allowed revenues Complete reduction of any inefficiencies within 6-8 years through a revenue cap adjusted on an annual basis, especially with regard to: inflation general revenue reduction targets (1.5% to 2% p.a. suggested) individual revenue reduction targets (based on benchmarking) Separate monitoring and regulation of quality Next steps Order issuance by the Ministry of Economics (expected until end of the year 2006) Coordination with Upper House (expected begin of the year 2007) Implementation by BNetzA and German State authorities

Germany - Development of household power prices in Ct/kWh 2006 (assumed consumption for a household: 3,500 kWh/a) European comparison Greece 7 Czech Republic 9.9 Great Britain 10.2 Spain 11.5 France 12 Austria 13.4 Ireland 14.9 Luxembourg 16 Germany 18.3 Netherlands 20.9 Italy 21.1 Denmark 23.6 Sources: Eurostat; Statistisches Bundesamt, VDFW German development 17.49 5.11 12.38 1990 18.31 5.2 13.11 1992 18.99 5.58 13.41 1994 17.49 4.09 13.40 1996 17.11 4.2 12.91 1998 13.94 5.32 8.62 2000 16.11 6.41 9.70 2002 17.96 7.15 10.81 2004 19.46 7.55 11.91 2006 Generation, grid access fees, sales State burdens

Germany - Breakdown of household energy prices Average electricity price for households1 19.46 ct/kWh CHP & Renewables Act 1.03 ct/kWh 5% Eco taxes 2.05 ct/kWh 11% Concession fees 1.79 ct/kWh 9% VAT 2.68 ct/kWh 14% Generation & sales 5.73 ct/kWh 29% Grid access fees 6.18 ct/kWh 32% Average gas price for households2 5.08 ct/kWh Import, production, transportation & distribution 3.80 ct/kWh 75% Eco taxes 0.55 ct/kWh 11% Concession fees 0.03 ct/kWh 0.6% VAT 0.70 ct/kWh 14% 1. Electricity supplied to households; annual sales volume 3,500 kWh. 2. Related to an average price for a fully supplied household (as of January 2006) 3. Concession fees very from city to city depending on number of residents. 4. Arithmetic medium for network fees as published by VDN, April 2005. Sources: E.ON, VDN, VDEW

Gas price adjustment Oil indexation Main competitors of natural gas are gas oil and fuel oil. Long-term contracts need an automatic indexation. Oil indexation secures competitive gas prices. Example for oil indexation : - Price adjustment every 3 months; 1.1./1.4./1.7./1.10. - Reference period 6 months - Time lag 3 months Reference period Time lag Gas price adjustment Reference period Time lag Gas price adjustment Reference period Time lag Gas price adjustment

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For the 2005-2007 trading period, E.ON has received CO_2 allowances of about 77.4 million tonnes CO_2 per year

	UK	Germany	Sweden
Reduction	Overall 0.2% Energy sector: 21.5% Industry: increase (allocation based on projections)	Overall: 0.4 % no sector specific allocation, but 0 – 7.5% due to application	Overall: no reduction Energy sector: 20% (main energy source is non fossil) Industry: 0 %
New Built allocation	No transfer rule. New entrance reserve 18.9 mn t or 7.7% of budget allocated New built allocation to Energy sector based on BAT or BM	Transfer rule from old to new installations New entrance reserve 3 mn t or 3.1% of budget New built allocation to generators based on fuel type benchmark	Energy sector has to buy. New entrance reserve 1.8 mn t or 2.3% of budget
Early Action & CHP	No early action new CHP free	Early action CHP free	No early action CHP reward
NAP Focus	Environmental delivery	Security of supply	Environmental delivery

38

The current status of the 2008-2012 NAPs will not lead to significant changes in the system UK Germany Sweden Reduction Overall: 12.3% Energy sector: 18.6% Industry: no reduction Overall: 5.7% Energy sector: 29% Industry: 1.25% Overall: 2.6% Energy sector: 20% Industry: no reduction Incumbent allocation Based on historic production 2000 - 2003 using 5 benchmarks Based on historic emissions 2000 - 2005 Based on historic emissions 1998 - 2001 New built allocation 90% for power industry 95% for all other new entrants allocated on benchmarks Transfer rule from old to new installations. New entrance budget allocated with fuel type benchmarks and high load factor (7,500 h) First come - first serve on gas-type benchmark, only for CHP, other plants have to buy JI/CDM Cap 8% on installation, in total 19.5 mn t p.a. 12% on installation, in total 60 mn t p.a. 20% on installation Auction 7 % Still in discussion No NAP status Approved by EU Commission Approved by EU Commission with changes: cap reduced by 6 % to 453 mn t, no provisions allowed for the time after 2012 Approved by EU Commission with changes: cap reduced by 9.5 % to 22.8 mn t, CDM cap reduced to 10%

E.ON continues to solidify its integrated position in Eastern Europe E.ON involvements in power Majority shareholding Minority stake (with management control) E.ON involvements in gas *subject to permission of the cartel authority 100% E.ON Földgaz Trade 100% E.ON Foldgaz Storage Minority stake Expanding our presence in Eastern Europe enables us to create economies of scale and to create a market leading position as eastern European markets become more connected and converge

E.ON's share in plateau production of Yushno Russkoje: 6.25 bcm, ~10% of current E.ON Ruhrgas supply[1]



Yushno-Russkoje
FSU
Leningrad
Kharasavey
Kruzenshtern
Bovanenko
Malyugin
Utro
Geofizika
Arktik
Antipayuta
Jamburg
S.-Urengoy
Urengoy
Medvezhje
Novoport
Kharvuta
Jubile
Jamsovey
Gubkin
Komsomol
Jushno-Russkoje
Beregov
Taymyrskiy
Dudinka
Krasnoyarskiy Kray
Arkhangel'skaya Oblast
Vorkuta
Labytnangi
Salekhard
Tyumenskaya Oblast
Berezovo
Punga
Surgut
Kharampur
Supergiant
Giant (> 100 Mrd. m³)
Gasfeld
Erdgasleitungssystem
vorhanden
geplant
Eisenbahn
vorhanden
geplant
0 100 200 km

- One of the largest Russian gas fields located in Western Siberia
- Gas reserves[2]: > ~ 700 bcm
- Long-life asset: > 25 years production
- Projected start of production: 2007
- Plateau production: ~ 25 bcm/a (equivalent to total yearly demand of Spain or ¼ of yearly demand in UK)
- Investment for field development (100%): ~ € 1 bn
- Easy to develop due to:
  - Excellent reservoir quality
  - Favorable shallowness of field (800 – 900 m depth)
  - Proximity to existing infrastructure

1. Based on E.ON Ruhrgas gas supply 2005 of 686 TWh converted at 11.5 kWh/m³
2. Explored reserves according to Russian standards

41

Financial highlights - First nine months 2006 in million € 2006 20051 +/-% Sales 49,451 39,520 +25 Adjusted EBITDA2 8,441 7,629 +11 Adjusted EBIT3 6,064 5,504 +10 Consolidated net income 2,629 6,399 -59 Adjusted net income4 3,386 2,688 +26 Cash provided by operating activities 4,492 4,742 -5 Free cash flow5 1,934 2,878 -33 Net financial position6 1,039 3,8637 -73 1) Figures adjusted for discontinued operations 2) Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report III, p. 9 3) Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report III, p. 9 and p. 38-39 4) Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report III, p. 10 5) Non-GAAP financial measure; reconciliation to cash provided by operating activities see Interim Report III, p. 11 6) Non-GAAP financial measure; reconciliation see Interim Report III, p. 12 7) Net financial position as of December 31, 2005

Adjusted EBIT by market unit - First nine months 2006 in million € 2006 20051 +/-% Central Europe 3,243 2,945 +10 Pan-European Gas 1,596 1,125 +42 U.K. 710 715 -1 Nordic 437 581 -25 U.S. Midwest 285 277 +3 Corporate Center -260 -260 - Core Energy Business 6,011 5,383 +12 Other Activities2 53 121 -56 Adjusted EBIT3 6,064 5,504 +10 1) Figures adjusted for discontinued operations 2) This segment consists of Degussa which is accounted for using the equity method 3) Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report III, p. 9

Financial highlights 2005 in million € 2005 20041 +/-% Sales 56,399 46,742 +21 Adjusted EBITDA2 10,272 9,741 +5 Adjusted EBIT2 7,333 6,787 +8 Consolidated net income 7,407 4,339 +71 Capital employed 60,398 59,063 +2 ROCE (in %)3 12.1 11.5 +0.64 Cost of capital (in %) 9.0 9.0 - Cash provided by operating activities 6,601 5,840 +13 Free cash flow5 3,611 3,228 +12 Net financial position6 3,863 -5,483 - 1) Figures adjusted for discontinued operations with the exception of net financial position 2) Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report 2005, p. 37 3) Non-GAAP financial measure; see derivation in Annual Report 2005, p. 38-41 4) Change in percentage points 5) Non-GAAP financial measure; reconciliation to cash provided by operating activities see Annual Report 2005, p. 45 6) Non-GAAP financial measure; reconciliation see Annual Report 2005, p. 47

Market units - Key financial figures1 2005 in million € Sales Adjusted EBITDA Adjusted EBIT Capital Employed ROCE (%) Pre-tax CoC (%) Oper. Cash-flow Value Added Central Europe 24,295 5,284 3,930 17,969 21.9 9.0 3,020 2,318 Pan-European Gas 17,914 1,939 1,536 13,355 11.5 8.2 1,999 441 U.K. 10,176 1,550 963 12,642 7.6 9.2 101 -202 Nordic 3,471 1,193 806 7,066 11.4 9.0 746 170 U.S. Midwest 2,045 560 365 6,625 5.5 8.0 214 -166 Corporate Center -1,502 -386 -399 782 - - 521 - Core Energy Business 56,399 10,140 7,201 58,439 12.3 9.0 6,601 1,929 Other activities2 132 132 1,959 -57 E.ON Group 56,399 10,272 7,333 60,398 12.1 9.0 6,601 1,872 1. Non-GAAP financial measures; for derivation and reconciliation see Annual Report 2005, p. 80, p. 86, p. 92, p. 96, p. 98, p. 40 and p . 174. 2. This segment consists of Degussa which is accounted for using the equity method

E.ON Group - Split of gross external debt1 as of December 31, 2005, in billion € Central Europe Pan-European Gas U.K. Nordic U.S. Midwest Corporate Center E.ON Group Bonds 0.0 0.0 0.5 0.7 1.0 7.3 9.5 Commercial Paper 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Bank Loans/others 1.3 0.8 0.1 0.6 0.0 0.1 2.9 Gross External Debt 1 1.3 0.8 0.6 1.3 1.0 7.4 12.4 Split by Market Unit 59% 11% 6% 11% 3% 10% Corporate Center Central Europe Pan-European Gas Nordic U.K. U.S. Midwest Split by Maturity 50% 10% 25% 15% 2006 2007-2010 2011-2016 After 2016 Split by Currency2 56% 19% 19% 6% EUR GBP USD SEK 1) Non-GAAP financial measure; gross external debt equals financial liabilities to banks and third parties, see Annual Report, p. 2) Before hedging

E.ON’s past communication regarding financial targets Ratios communicated as being “compatible with an A+ Rating” Actual Ratios 2005 Definition Targets Gearing (Net financial position + Pensions and Nuclear Provisions)/ Shareholders‘ Equity + Minority Interest 80-100% 37% EBITDA/ Net Interest (EBITDA / Net financial Interest) about 10x 45.9x EBITDA/ Net Debt (EBITDA / Net financial Debt) about 0.5-1.0x n.a. Financial targets are currently being revised and will be communicated post-Endesa

Standard & Poor's Moody's EdF AA- negative Aa1 stable GdF AA- watch neg. Aa1 rev. down E.ON AA- watch neg. Aa3 rev. down Enel A+ negative Aa3 stable Scottish & Southern A+ stable A1 stable RWE A+ negative A1 stable Endesa A watch neg. A3 negative Vattenfall A- stable A2 stable Scottish Power A- stable Baa1 stable Moody‘s (Aa3/ P-1, “review for possible downgrade”) On February 22, 2006, Moody’s has placed its Aa3 credit rating of E.ON AG on review for a possible downgrade, following the announcement by E.ON that it has made an offer to acquire 100% of the shares in Endesa SA. “Moody’s says that, if the acquisition were to be successful, the most likely outcome would be an E.ON AG rating that is a weakly positioned at A2.” On September 28, 2006, Moody’s decided to extend its review for downgrade to E.ON’s short-term P-1 rating. Standard & Poor’s (AA-/ A-1+, “creditwatch negative”) On February 21, 2006, Standard & Poor’s has placed its AA-/ A-1+ credit rating of E.ON AG on creditwatch with negative implications, following the announcement by E.ON that it has made an offer to acquire 100% of the shares in Endesa SA. “Based on current information and statements by the company, the ratings are unlikely to be lowered by more than two notches, however.” positive = positive outlook, negative = negative outlook, rev. down. = review for possible downgrade, watch neg. = creditwatch negative

Market unit ratings within the E.ON Group as of September 30, 2006 E.ON AG E.ON International Finance B.V. E.ON UK Finance plc Aa3 rev. down./AA- watch neg. E.ON Energie AG E.ON Nordic Holding E.ON Ruhrgas AG E.ON UK plc A3 rev. down./A- stable E.ON US Investment Corp. E.ON Sverige AB A stable Powergen Retail Ltd Baa1 stable/A- stable E.ON U.S. LLC A3 stable/BBB+ stable Avon Energy Partners Holding A3 rev. down. Powergen (East Midlands) Investments A3 rev. down./A- stable E.ON U.S. LLC A3 stable/BBB+ stable E.ON U.S. Capital Corp A3 stable Central Networks plc A3 stable Central Networks East plc A3 stable/A- stable Louisville Gas and Electric A2 stable/BBB+ stable1 Central Networks West plc A3 stable Kentucky Utilities A2 stable / BBB+ stable2 rev. down. = review for possible downgrade watch neg. = creditwatch negative 1 Senior secured debt rating is A1 stable/A- stable 2 Senior secured debt rating is A1 stable/A stable

This presentation does not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval. Endesa investors and security holders are urged to read the Spanish prospectus from E.ON regarding the Spanish tender offer for Endesa because it contains important information. Furthermore, Endesa investors and security holders should read the U.S. tender offer statement from E.ON regarding the proposed U.S. tender offer for Endesa, when it becomes available, because it will contain important information. The Spanish prospectus and certain complementary documentation were authorised in Spain by the Spanish Comisión Nacional del Mercado de Valores (the "CNMV"). Likewise, a U.S. tender offer statement will be filed in the United States with the U.S. Securities and Exchange Commission (the "SEC"). Investors and security holders may obtain a free copy of the Spanish prospectus and its complementary documentation from E.ON, Endesa, the four Spanish Stock Exchanges, Santander Investment Bolsa SV SA, Santander Investment SA, Corredores de Bolsa, and elsewhere. The Spanish prospectus is also available on the websites of the CNMV (www.cnmv.es), E.ON (www.eon.com), and elsewhere. Likewise, investors and security holders may obtain a free copy of the U.S. tender offer statement, when it is available, and other documents filed by E.ON with the SEC on the SEC's web site at www.sec.gov. The U.S. tender offer statement and these other documents may also be obtained for free from E.ON, when they become available, by directing a request to E.ON AG, External Communications, Tel.: 0211- 45 79 - 4 53.

This presentation may contain forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of E.ON and Endesa and the estimates given here. These factors include the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully Endesa within the E.ON Group or to realize synergies from such integration; costs related to the acquisition of Endesa; the economic environment of the industries in which E.ON and Endesa operate; and other risk factors discussed in E.ON’s public reports filed with the Frankfurt Stock Exchange and with the SEC (including E.ON’s Annual Report on Form 20-F) and in Endesa’s public reports filed with the CNMV and with the SEC (including Endesa’s Annual Report on Form 20-F). E.ON assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

E.ON currently prepares its consolidated financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), but will adopt International Financial Reporting Standards ("IFRS") as its primary set of accounting principles in 2007; the financial data reflected in this presentation relating to E.ON's 2007-2009 investment plan has been prepared in accordance with IFRS. This presentation may contain references to certain financial measures (including forward looking measures) that are not calculated in accordance with either IFRS or U.S. GAAP and are therefore considered “Non-GAAP financial measures” within the meaning of the U.S. federal securities laws. E.ON presents a reconciliation of these Non-GAAP financial Measures to the most comparable US-GAAP measure or target, either in this presentation or on its website at www.eon.com. Management believes that the Non-GAAP financial measures used by E.ON., when considered in conjunction with (but not in lieu of) other measures that are computed in accordance with IFRS or U.S. GAAP. enhance an understanding of E.ON’s results of operations. A number of these Non-GAAP financial measures are also commonly used by securities analysts. credit rating agencies and investors to evaluate and compare the periodic and future operating performance and value of E.ON and other companies with which E.ON competes. These Non-GAAP financial measures should not be considered in isolation as a measure of E.ON’s profitability or liquidity, and should be considered in addition to, rather than as a substitute for, net income. cash provided by operating activities and the other income or cash flow data prepared in accordance with IFRS or U.S. GAAP. The Non-GAAP financial measures used by E.ON may differ from, and not be comparable to, similarly-titled measures used by other companies.

This presentation does not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval. Endesa investors and security holders are urged to read the Spanish prospectus from E.ON regarding the Spanish tender offer for Endesa because it contains important information. Furthermore, Endesa investors and security holders should read the U.S. tender offer statement from E.ON regarding the proposed U.S. tender offer for Endesa, when it becomes available, because it will contain important information. The Spanish prospectus and certain complementary documentation were authorised in Spain by the Spanish Comisión Nacional del Mercado de Valores (the "CNMV"). Likewise, a U.S. tender offer statement will be filed in the United States with the U.S. Securities and Exchange Commission (the "SEC"). Investors and security holders may obtain a free copy of the Spanish prospectus and its complementary documentation from E.ON, Endesa, the four Spanish Stock Exchanges, Santander Investment Bolsa SV SA, Santander Investment SA, Corredores de Bolsa, and elsewhere. The Spanish prospectus is also available on the websites of the CNMV (www.cnmv.es), E.ON (www.eon.com), and elsewhere. Likewise, investors and security holders may obtain a free copy of the U.S. tender offer statement, when it is available, and other documents filed by E.ON with the SEC on the SEC's web site at www.sec.gov. The U.S. tender offer statement and these other documents may also be obtained for free from E.ON, when they become available, by directing a request to E.ON AG, External Communications, Tel.: 0211- 45 79 - 4 53. This presentation may contain forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of E.ON and Endesa and the estimates given here. These factors include the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully Endesa within the E.ON Group or to realize synergies from such integration; costs related to the acquisition of Endesa; the economic environment of the industries in which E.ON and Endesa operate; and other risk factors discussed in E.ON’s public reports filed with the Frankfurt Stock Exchange and with the SEC (including E.ON’s Annual Report on Form 20-F) and in Endesa’s public reports filed with the CNMV and with the SEC (including Endesa’s Annual Report on Form 20-F). E.ON assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments. E.ON currently prepares its consolidated financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), but will adopt International Financial Reporting Standards ("IFRS") as its primary set of accounting principles in 2007; the financial data reflected in this presentation relating to E.ON's 2007-2009 investment plan has been prepared in accordance with IFRS. This presentation may contain references to certain financial measures (including forward looking measures) that are not calculated in accordance with either IFRS or U.S. GAAP and are therefore considered “Non-GAAP financial measures” within the meaning of the U.S. federal securities laws. E.ON presents a reconciliation of these Non-GAAP financial Measures to the most comparable US-GAAP measure or target, either in this presentation or on its website at www.eon.com. Management believes that the Non-GAAP financial measures used by E.ON., when considered in conjunction with (but not in lieu of) other measures that are computed in accordance with IFRS or U.S. GAAP. enhance an understanding of E.ON’s results of operations. A number of these Non-GAAP financial measures are also commonly used by securities analysts. credit rating agencies and investors to evaluate and compare the periodic and future operating performance and value of E.ON and other companies with which E.ON competes. These Non-GAAP financial measures should not be considered in isolation as a measure of E.ON’s profitability or liquidity, and should be considered in addition to, rather than as a substitute for, net income. cash provided by operating activities and the other income or cash flow data prepared in accordance with IFRS or U.S. GAAP. The Non-GAAP financial measures used by E.ON may differ from, and not be comparable to, similarly-titled measures used by other companies.